Exhibit 99.1
FOR IMMEDIATE RELEASE:
DATE: May 19, 2009
Media Relations
CONTACT: Joy Chandler
PHONE: 724-539-4618
Investor Relations
CONTACT: Quynh McGuire
PHONE: 724-539-6559
Kennametal Announces Sale of High Speed Steel Drills and Related
Product Lines; Continues Focus on Shaping Business Portfolio
LATROBE, Pa., (May 19, 2009) — Kennametal Inc. (NYSE: KMT) announced today that it has signed a definitive agreement to sell its high speed steel drills, related product lines and assets to Top Eastern Drill Co., Ltd. (TDC). This sale is in alignment with Kennametal’s strategy to shape its business portfolio and rationalize its manufacturing footprint. The transaction, which is expected to close in June 2009, remains subject to negotiated conditions of closing.
Top-Eastern Drills is a global manufacturer of high speed steel drills and taps. In addition to its core business, TDC owns and operates; both a molybdenum and a tungsten mine and processing facilities, a state of the art steel making plant, a tungsten carbide manufacturing plant, and is a manufacturer of coating equipment for the metal industry.
Kennametal expects to receive $29 million in proceeds from the divestiture and recognize a pre-tax loss on the sale and related pre-tax charges estimated to amount to a total of $30 million to $33 million, the majority of which will be recorded in the quarter ending June 30, 2009.
The transaction includes four facilities and operations specifically related to the product lines located at Evans, Georgia; Clemson, South Carolina; Mexico City, Mexico; and Mississauga, Ontario, Canada. Kennametal presently has approximately 400 employees who are located at these facilities or otherwise involved with these product lines.

The company expects to apply the proceeds from the sale to enhance liquidity and preserve operating flexibility during the current economic downturn.
This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. Forward-looking statements in this release concern, among other things, Kennametal’s anticipated date the transaction will close, expected proceeds, estimated charges relating to the transaction, projected tax effects of the transaction, and redeployment of proceeds and resources, all of which are based on current expectations that involve inherent risks and uncertainties. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the recent downturn in our industry; global and regional economic conditions; our foreign operations and international markets; competition; business divestitures, including the one described herein; and demands on management resources. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of further events or developments.
Kennametal Inc. (NYSE: KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. As of the prior fiscal year end, customers bought approximately $2.7 billion annually of Kennametal products and services — delivered by our 14,000 talented employees in over 60 countries — with 50 percent of these revenues coming from outside North America. Visit us at www.kennametal.com. [KMT-G]
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